UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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SUPPORT.COM, INC.
(Name of Registrant as Specified in Its Charter)

VIEX OPPORTUNITIES FUND, LP – SERIES ONE
VIEX GP, LLC
VIEX CAPITAL ADVISORS, LLC
ERIC SINGER
BLR PARTNERS LP
BLRPART, LP
BLRGP INC.
FONDREN MANAGEMENT, LP
FMLP INC.
BRADLEY L. RADOFF
RICHARD BLOOM
BRIAN J. KELLEY
JOSHUA E. SCHECHTER

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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VIEX Opportunities Fund, LP – Series One, together with the other participants named herein (collectively, “VIEX”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of VIEX’s slate of five highly qualified director nominees to the Board of Directors of Support.com, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2016 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On June 13, 2016, VIEX issued the following press release:

ISS & Glass Lewis Recommend Support.com Stockholders Vote on VIEX’s GOLD Proxy Card

ISS & Glass Lewis both agree that VIEX Has Built a Compelling Case that Change at Support.com is Warranted

Both Firms Find No Evidence that Current Board’s Turnaround Plan is Working and Point to Troubling Lack of Alignment of Current Board with its Stockholders

VIEX Urges Shareholders to Vote on the GOLD Proxy to Elect ALL Five VIEX Nominees

NEW YORK, June 13, 2016 /PRNewswire/ -- VIEX Capital Advisors, LLC, together with its affiliates and the other participants in its solicitation (collectively, “VIEX” or “we”), collectively the largest stockholder of Support.com, Inc. (“Support.com” or the “Company”) (NASDAQ: SPRT), with ownership of approximately 14.9% of the Company’s outstanding shares, announced today that both leading independent proxy voting advisory firms, Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”) have recommended that Support.com stockholders vote on the GOLD VIEX proxy card and DO NOT VOTE the Company’s white proxy card.  VIEX urges Support.com shareholders to support it in a much needed overhaul of Support.com’s current Board by voting to elect all five of its nominees – Rick Bloom, Brian Kelley, Brad Radoff, Joshua Schechter and Eric Singer.

Eric Singer, founder of VIEX, commented:  “We are gratified by the overwhelming support of both ISS & Glass Lewis and their recognition that significant change is needed at Support.com. Both firms also agree that the current Board’s plan is not working.  It is important that our fellow shareholders recognize that unless the entire current Board is replaced and a new plan implemented immediately we will not be able to realize the full potential of our Company.  Therefore, it is critically important that shareholders vote to elect all five of our nominees who together bring complementary skill sets and will comprise a Board that is optimally positioned to execute on VIEX’s superior plan for the future of Support.com.”  Mr. Singer continued, “ The Company’s negative enterprise value is a strong indication that shareholders have rejected the current plan and  this Board led by Chairman Jim Stephens and CEO Elizabeth Cholawsky have lost credibility with shareholders.  These long-standing directors lack corporate governance and public board experience and therefore it is imperative that the incumbents do not try to take matters into their own hands  in the run up to the annual meeting  This Board must refrain from any unilateral actions that may serve to delay or impede the shareholders’ right to elect a new board at the upcoming annual meeting which will be a referendum for the direction of the Company.”

In recommending for VIEX nominees Eric Singer, Rick Bloom and Brian Kelley, ISS was critical of Support.com’s historical underperformance and highly skeptical of the Company’s turnaround plan:

“The company’s performance on absolute TSR [total shareholder returns], on relative TSR, or on operational metrics is abysmal. The board assurances of a turnaround due to its diversification strategy rings hollow against the now lengthy history of exactly the opposite trend letting all major categories of expenses grow at or above the revenue growth rate. The history of its own oversight of the business, moreover, raises questions even about such negligible assertions as that the company will achieve profitability during 2018, rather than at the end of 2018.”

In recommending Support.com stockholders vote the GOLD proxy card for VIEX nominees Eric Singer and Brian Kelley, Glass Lewis similarly noted:

“…the Company’s total shareholder returns have indisputably been negative over any pertinent period, substantially lagging the returns of relevant indices and the broader equity market. While the board claims the Company is on the cusp of reversing this trend and realizing a positive quantitative impact following two years of investment in a transition strategy, which has been overseen by the current chairman and CEO, we see little, if any, tangible evidence to verify this claim, particularly when looking at the Company’s financial statements or stock price performance.”

ISS concluded that change is warranted and too urgent to be entrusted to the current Board:

“The dissidents have not only provided a compelling case that change at the board level is warranted, but have, in making that case, also demonstrated the need may be too urgent to rely on a process controlled by directors who prior to this contest apparently saw little need for change at all.”

ISS also noted the current Board’s lack of alignment with shareholders:

“Meanwhile, the lack of meaningful director ownership – true not only of the newer appointees who, one month in, might ordinarily be given a pass, but of the long-serving directors as well, who have no such excuse to hide behind. In practical terms, this lack of meaningful ownership among the longer-serving directors – particularly of shares purchased by the directors themselves, rather than simply granted as part of their board fees – has conferred an immunity to the long-term share price decline for which the directors bear no small portion of responsibility.

As Glass Lewis points out, Support.com is one of only 40 companies (among thousands) in the United States that trades at negative enterprise value.  As such, Glass Lewis agreed with VIEX that based on the trading price of Support.com shares, the market has already rejected the Board’s latest plans:

“Judging by the 68% decline in Support.com’s stock price since it announced the rollout of its next-generation SaaS offering, and the fact that the Company’s stock price has implied a negative enterprise value for the last 10 months, the market appears to doubt -- if not wholly reject -- the notion that the Company’s operating strategy will generate positive returns for investors in the short or medium term.”

VIEX URGES ALL ITS FELLOW SHAREHOLDERS TO SUPPORT ITS EFFORTS FOR A BETTER SPPORT.COM AND VOTE THE GOLD PROXY CARD TODAY TO ELECT ALL OF RICHARD  BLOOM, BRIAN KELLEY, BRADLEY RADOFF, JOSHUA SCHECHTER AND ERIC SINGER.

If you have already voted Support.com’s white proxy card, a later dated GOLD proxy card will revoke your previously cast vote.

If you have any questions, or require assistance with your vote, please contact Morrow & Co., LLC, toll- free at (800) 662-5200, call direct at (203) 658-9400 or email: viex@morrowco.com